Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

-XX-	-XX-
CUSIP NO.: 704551 100
ISIN: US7045511000

PEABODY ENERGY CORPORATION

THIS CERTIFIES THAT *****SPECIMEN***** is the owner of XXXXXXXXXXXXXX (XXXX) fully paid and non-assessable shares of Common Stock having the par value of $0.01 per share of

Peabody Energy Corporation

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated: XXXXX XX, XXXX

XXXXXXXXXXXX, XXXXXX	XXXXXXXXXXXX, XXXXXX

For value Received ______________________________ hereby sell,

assign and transfer unto

Please insert social security or other identifying number of assignee

__________________________________________________,

Please print or typewrite name and address of assignee

of the Shares represented by the within Certificate and do hereby irrevocably constitute and appoint_______________________ Attorney to transfer the said Shares on the Books of the within named Company with full power of substitution in the premises.

Dated ________________________, _______

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.